Exhibit 5.1

Tallahassee Office		Tampa Office
1501 Park Avenue East Tallahassee, Florida 32301 (850) 878-2411—Telephone (850) 878-1230 – Facsimile e-mail: tall@idhlaw.com	REPLY TO: TALLAHASSEE OFFICE	500 N. Westshore Blvd, Suite 1010 Tampa, Florida 33609 (813) 289-1020—Telephone (813) 289-1070—Facsimile e-mail: tampa@idhlaw.com

August 9, 2004

Board of Directors

Federal Trust Corporation

312 W. First Street

Sanford, Florida 32771

RE:	Federal Trust Corporation’s Rule 462(b) Registration Statement

On Form S-2 for 200,000 Shares of Common Stock

Gentlemen:

We have acted as counsel for Federal Trust Corporation (“Federal Trust”) in connection with the proposed public offering of the shares of its $.01 par value common stock covered by the above-described registration statement.

In connection therewith, we have examined the following:

•	The Articles of Incorporation of Federal Trust, as filed with the Secretary of State of the State of Florida;

•	The Bylaws of Federal Trust;

•	A Resolution of Federal Trust’ Board of Directors authorizing the sale of up to 200,000 shares of Federal Trust common stock;

•	The registration statement, including all exhibits thereto.

Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

Federal Trust has been duly incorporated and is validly existing under the laws of the State of Florida. The 200,000 shares of $.01 par value common stock covered by the registration statement have been legally authorized and when issued in accordance with the terms described in said registration statement, will be validly issued, fully paid and non-assessable.

Board of Directors

Federal Trust Corporation

August 9, 2004

We consent to the filing of this opinion as an exhibit to the aforementioned registration statement on Form S-2 and to any amendments thereto. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

IGLER & DOUGHERTY, P.A.

/s/ Herbert D. Haughton

for the firm